EXHIBIT 99.1

Mitel Announces US$723 Million Agreement To Acquire Inter-Tel

OTTAWA, ON, and TEMPE, AZ, April 26 /CNW Telbec/ - Mitel Networks Corporation and Inter-Tel (Delaware) Incorporated (Nasdaq: INTL), today announced they have signed a definitive merger agreement whereby Mitel will acquire Inter-Tel, a full-service provider of business communications solutions for US$25.60 per Inter-Tel share in cash, representing a total purchase price of approximately US$723 million.

Once completed, the merger creates a market leader in the US and UK SMB IP communications industry, the fastest growing sector of the IP communications market. The private company will have two trusted, customer focused brands and anticipated revenues of over US$800 million, twice those of Mitel today.

“We believe that this transaction will deliver superior value to Inter-Tel’s stockholders, and Mitel is the right partner to create additional growth opportunities for our employees and provide exceptional products and services to our customers for the long-term,” said Alexander Cappello, Chairman of the Board of Inter-Tel.

“I believe this is a great fit and a win-win for all involved,” said Terence H. Matthews, Chairman of Mitel. “These are two entrepreneurial companies with the agility, flexibility and drive to win in the global market.”

The merger combines the strengths of Inter-Tel and Mitel in the IP communications market, providing increased scale to extend their leadership in the SMB sector and expand into the large business IP communications market. The combined company will bring together Mitel’s extensive global reach and Inter-Tel’s strong network across the US creating a formidable industry player.

“By bringing together the unique strengths of each company, this transaction accelerates our growth strategy,” said Mitel CEO Don Smith. “Inter-Tel’s achievements, particularly in North America, include creating successful managed service offerings that we intend to extend to Mitel’s resellers and customers worldwide. Mitel’s scalable solutions and broad geographic reach will drive growth in the large enterprise sector complementing recent moves by Inter-Tel to expand its addressable market. We believe the merger will deliver value to customers, channel partners, employees and shareholders while making us the clear choice for new clients.”

“We believe this is an outstanding transaction for our stakeholders,” said Inter-Tel CEO Norman Stout. “Mitel and Inter-Tel have state-of-the-art products and complementary channels to market. In particular, we are excited about the opportunities this partnership represents for Inter-Tel’s associates and partners, who we believe will benefit from being part of a larger, growing and dynamic organization that can compete more effectively in the marketplace. We look forward to working with the Mitel team to ensure a rapid and seamless transition.”

The combined company, including Inter-Tel international subsidiaries such as Inter-Tel Europe, Swan Solutions and Lake Communications, will have solutions to address the needs of very small to large businesses globally. It will have market coverage in over 90 countries and customers in industries such as finance, healthcare, hospitality, retail, government and education.

The merger brings together two extensive product portfolios with strengths in unified communications, networking, management and applications such as messaging, contact centers, mobility and collaboration. Each company’s commitment to open industry standards, such as SIP, XML and CSTA, will enable the accelerated introduction of new and innovative business solutions. Partners who have developed solutions compatible with both companies’ products are expected to see a more compelling opportunity to extend their value proposition.

“Having rapidly achieved the next step in our long-term growth plans with this merger, we will for the near-term, withdraw Mitel from the IPO registration process,” said Don Smith. “We look forward to working with the Inter-Tel team to accelerate our position in the dynamic unified communications market.”

The boards of directors of both companies have approved the transaction and it is subject to the approval of Inter-Tel stockholders and other customary closing conditions, including regulatory approvals. The transaction is expected to close in the third quarter of 2007.

The transaction is being funded by a combination of equity and debt. The equity component is being led by Francisco Partners with participation by Morgan Stanley Principal Investments (“MSPI”). The debt funding is being arranged by Morgan Stanley on behalf of Mitel. Morgan Stanley was the financial advisor to Mitel. In addition, Genuity Capital Markets was the independent financial advisor to the board of Mitel with respect to the transaction. UBS Investment Bank was the financial advisor to Inter-Tel.

About Mitel

Mitel is a leading provider of unified communications solutions and services for business customers. Mitel’s voice-centric IP-based communications solutions consist of a combination of telephony hardware and software that integrate voice, video and data communications with business applications and processes. These solutions enable customers to realize significant cost benefits and to conduct business more efficiently and effectively by enabling enhanced communications, information sharing and collaboration within a business and with customers, partners and suppliers. Mitel is headquartered in Ottawa, Canada, with offices, partners and resellers worldwide. For more information, visit www.mitel.com.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,950 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, other parts of Europe, Australia and South Africa. More information is available at http://www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the among other things the proposed acquisition of Inter-Tel. Forward-looking statements are statements in the future tense or that include words such as “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Mitel and Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Mitel’s products and services, risks associated with the proposed acquisition, including that the acquisition does not close, the impact of price pressures exerted by competitors, and general market trends or economic changes.

ADDITIONAL INFORMATION

In connection with the proposed merger, Inter-Tel (Delaware), Incorporated will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Inter-Tel (Delaware), Incorporated at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Inter-Tel by directing such request to Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel (Delaware), Incorporated and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in Inter-Tel’s most recent filing on Form 10-K and its most recent annual proxy statement. Additional information about the interests of potential participants will be included in the proxy statement when it becomes available.

Mitel and the Mitel logo, are trademarks of Mitel Inc.

Inter-Tel and the Inter-Tel logo, are trademarks of Inter-Tel (Delaware) Incorporated.

/CONTACT: Steve Spooner (CFO), (613) 592-2122, Steve_Spooner@mitel.com; Norman Stout (CEO), (480) 449-8900; Kurt R. Kneip (SR. VP CFO), (480) 449-8900; Simon Gwatkin (Vice-President, Strategic Marketing), (613) 592-2122, Simon_Gwatkin@mitel.com; Paul Goyette (Director, Public and Investor Relations), (613) 592-2122, ext. 2188, Paul_Goyette@mitel.com; Media: Steve Frankel / Jeremy Jacobs, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449; Investors: Alan Miller / Jennifer Shotwell, Innisfree M&A Incorporated, (212) 750-5833